UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 5, 2010
Astrotech Corporation
(Exact name of registrant as specified in its charter)

Washington	001-34426	91-1273737

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Congress Ave. Suite 1650 Austin, Texas	78701

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (512) 485-9530
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
Astrotech Corporation (the “Company”) held its Annual Meeting of Shareholders (the “Annual Meeting”) on March 5, 2010, at the Company’s headquarters located in Austin, Texas. Shareholders representing 14,751,876 shares or 77.6% of the Company’s outstanding shares of common stock were present in person or by proxy at the Annual Meeting. The proposals below are described in detail in the Company’s proxy statement dated January 26, 2010.
Three proposals were included for voting:
1)	Election of six directors to the Company’s Board of Directors;

Director Nominee Thomas B. Pickens III Mark Adams Lance W. Lord John A. Olivia William F. Readdy Sha-Chelle Manning

2)	Ratification of the appointment of PMB Helin Donovan, LLP as independent registered public accountants for the Company;

3)	Approval of the Company’s 2010 Stock Incentive Plan.
Proposals 1 and 2 were approved; proposal 3 did not receive the necessary votes for approval. A copy of the press release, which includes the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to each such matter, is attached hereto as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits

99.1 Press release, dated March 8, 2010, issued by Astrotech Corporation.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASTROTECH CORPORATION
By:	/s/ Thomas B. Pickens, III
	Name:	Thomas B. Pickens, III
	Title:	Chairman of the Board and Chief Executive Officer

Date: March 9, 2010

EXHIBIT INDEX

Paper (P) or
Exhibit No.	Description	Electronic (E)

99.1	Press release, dated March 8, 2010, issued by Astrotech Corporation.	E